EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

AMONG

MACROVISION CORPORATION,

MACROVISION INTERNATIONAL HOLDING LIMITED PARTNERSHIP

AND

CRYPTOGRAPHY RESEARCH, INC.

Dated November 17, 2007

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TABLE OF CONTENTS

(continued)

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ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (“Agreement”) is made this 17th day of November 2007, by and among Cryptography Research, Inc., a California corporation (“Seller”), and Macrovision Corporation, a Delaware corporation (“Macrovision”), and Macrovision International Holding Limited Partnership, a Cayman Island Limited Partnership (“Macrovision International,” and collectively with Macrovision, the “Buyer”). Each of Buyer and Seller acknowledges and agrees that Macrovision retains the right to have all of its obligations performed by, and all of its rights inure to the benefit of, Macrovision International; provided, however, that Macrovision shall remain ultimately liable for any and all of its obligations and liabilities hereunder. Each of Seller and Buyer may hereafter be referred to as a “party” or collectively as the “parties.”

W I T N E S S E T H:

WHEREAS, Seller is engaged in the business of developing cryptographic security technologies with applications across industries, including a business unit focused on content protection marketed under the Self-Protecting Digital Content (“SPDC”) brand (the “Self-Protecting Digital Content Business”); and

WHEREAS, Buyer desires to purchase and acquire from Seller, and Seller desires to sell, assign and transfer to Buyer, certain of the assets of the Self-Protecting Digital Content Business in consideration for the purchase price, and upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Sale and Transfer of Assets. On the Closing Date, subject to the terms and conditions hereinafter set forth, Seller agrees to sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s right, title and interest in and to all of the assets of the Self-Protecting Digital Content Business listed or described on Exhibit A-1 (such assets are hereinafter collectively referred to as the “Assets”); provided, however, that the Assets shall not include the assets listed or described on Exhibit A-2 (the “Excluded Assets”).

2. Purchase Price; Escrow.

(a) Subject to the terms and conditions of this Agreement, in full consideration for the purchase by Buyer of the Assets, Buyer shall cause to be paid and issued, as the case may be, to Seller on the dates set forth below:

(i) $45,000,000 (the “Cash Component”), shall be paid to Seller on the Closing Date, subject to the escrow requirements set forth in Section 2(c) below;

(ii) a warrant (the “Unit Warrant”) to purchase shares of Buyer’s common stock, $0.001 par value per share (the “Common Stock”), in the form attached hereto as Exhibit B shall be issued to Seller on the earlier of (A) the effective date of the UW Registration Statement or (B) December 31, 2009.

(iii) a warrant (the “Studio Warrant”) to purchase Buyer’s Common Stock in the form attached hereto as Exhibit C shall be issued to Seller on the earlier of (A) the effective date of the SW Registration Statement or (B) December 31, 2009; and

(iv) a warrant (the “Non-Contingent Warrant”) to purchase Buyer’s Common Stock in the form attached hereto as Exhibit D shall be issued to Seller on the earlier of (A) the later of the effective date of the NCW Registration Statement and January 1, 2008 or (B) December 31, 2008.

(b) The Unit Warrant, the Studio Warrant and the Non-Contingent Warrant shall be collectively referred to herein as the “Warrants.” The Warrants shall be issued to Seller in private placements. The shares of Common Stock issuable upon exercise of the Warrants shall be registered in accordance with the provisions of Section 13 below.

(c) On the Closing Date, Buyer shall deliver $6,000,000 of the Cash Component to Wells Fargo Bank, NA, as escrow agent (the “Escrow Agent”), which shall be held in escrow (the “Escrow Fund”) subject to the escrow agreement attached hereto as Exhibit E (the “Escrow Agreement”) for the purposes of securing the Seller’s indemnity obligations under this Agreement. The amount deposited into the Escrow Fund shall be deducted from the Cash Component otherwise deliverable to Seller as set forth in Section 2(a) above. Subject to and in accordance with the terms of the Escrow Agreement, sixteen (16) months following the Closing Date (or, if such date is not on a Business Day, the first Business Day thereafter), the Escrow Agent shall deliver any amount remaining in the Escrow Fund to the Seller. Notwithstanding the foregoing and subject to and in accordance with the terms of the Escrow Agreement, the Escrow Agent may withhold from such delivery the equivalent of any amounts then in dispute relating to indemnification obligations arising under this Agreement, provided that the withheld amount, to the extent not applied in satisfaction of indemnification obligations, shall be delivered to the Seller as described above promptly upon resolution of such dispute. For purposes of this Agreement, “Business Day” means shall mean any day, other than a Saturday, Sunday or a day on which banks located in San Francisco, California, shall be authorized or required by law to close.

3. Certain Tax Matters.

(a) All sales or use, transfer, real property gains, excise, stamp, or other taxes which are in the nature of sales, use, or property tax, whether imposed on Seller or Buyer (but specifically excluding income taxes or taxes in the nature of income taxes imposed on Buyer relating to Buyer’s conduct of the activities associated with the Assets following the Closing Date) resulting from the sale of Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall be borne 100% by Seller. Buyer and Seller agree to cooperate to the extent commercially reasonable and legally permitted to minimize any transfer taxes arising out of or relating to the transactions contemplated by this Agreement.

(b) Unless otherwise required pursuant to a determination within the meaning of Section 1313 of the Code, Buyer and Seller agree to treat (i) the Warrants as issued in exchange for the Assets (rather than for services) for all applicable income tax purposes; and (ii) Seller as having engaged in a contingent payment sale within the meaning of Section 453 of the Code and the regulations thereunder, with each issuance of a Warrant to Seller pursuant to this Agreement constituting a “payment” within the meaning of Section 453(f)(3) of the Code and the regulations thereunder in an amount equal to the fair market value of such Warrant as of such date of issuance. Buyer and Seller acknowledge that the timing of recognition and amount of Buyer’s determination of its basis in the assets purchased and Seller’s timing of recognition and amount of gross income, with respect to the Warrants, may be different under the applicable provisions of the Code, applicable regulations and other authority. Nothing herein shall limit Seller’s right to elect not to apply the installment method under Section 453(d) of the Code with respect to the Warrants or any other payments to be received under this Agreement. For purposes of this Section 3(b) and Section 4, the fair market value of each Warrant as of its date of issuance shall be determined with reference to the Black Scholes Model, consistently applying the assumptions that were used to determine the number of Warrant Shares (as such term is defined in each Warrant) pursuant to the particular Warrant. Buyer and Seller agree to cooperate with each other, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns reflecting any income or deduction arising with respect to the Warrants (including, to the extent necessary in connection with the filing of Seller’s tax returns, the determination of the agreed upon fair market value, as of the Closing Date, of Seller’s rights to receive the Warrants pursuant to this Agreement), and any audit, litigation or other proceeding with respect to such tax returns.

4. Allocation of Purchase Price. For purposes of complying with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), each of the parties will allocate the purchase price among the Assets and the Non-Competition Agreement of Seller in accordance with the principles of Section 3(b) and in a manner that reflects the relative fair market values of the Assets and Non-Competition Agreement. Buyer will prepare a purchase price allocation schedule as soon as practicable following the Closing and in all events no later than two months thereafter and furnish such schedule to Seller for its review and comment. Buyer and Seller will cooperate in good faith to agree upon such purchase price allocation schedule and, if they do, such schedule shall be attached hereto as Schedule 4. In the event of such agreement, each of Buyer and Seller agrees to prepare its federal, state and foreign income tax returns for all current and future tax reporting periods and file Form 8594 (and corresponding state forms) with respect to transfer of the Assets to Buyer in a manner consistent with such allocation, to update such allocation and such Forms 8594 as necessary to reflect any changes thereto, and, except as required pursuant to a determination (within the meaning of Section 1313 of the Code), not to take any position inconsistent therewith upon examination of any tax return, in any refund claim, or in any litigation, investigation or otherwise. If any state, federal or foreign taxing authority challenges such agreed allocation, the party receiving notice of such challenge shall give the other party prompt written notice of such challenge, and the parties hereby agree to cooperate in good faith in responding to it in order to preserve the effectiveness of the allocation. In the event that Buyer and Seller cannot agree upon the purchase price allocation schedule, then the preceding two sentences of this Section 4 shall not apply, and each of Buyer and Seller shall prepare its federal, state and foreign income tax returns and file Form 8594 based on such purchase price allocation as it deems appropriate in its sole judgment; provided, that for tax purposes (including, without limitation, reporting on Form 8594 and any other applicable tax returns), Buyer and Seller shall not allocate the amount of the purchase price that they each determine relates to section 197 intangibles (within the meaning of Section 197(d) of the Code) to separate section 197 intangibles, other than any allocation to (i) goodwill and going concern value and (ii) the Non-Competition Agreement, except as otherwise required by applicable tax law.

5. Securities Laws Restrictions; Legends.

(a) With respect to the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Warrant Shares”), Seller agrees that all its sales, transfers, pledges, assignments, disposals or encumbrances of the Warrant Shares shall be effected in compliance with all applicable federal and state securities laws.

(b) Upon issuance, the Warrants shall bear a legend stating:

“NEITHER THIS WARRANT, NOR THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION (THE “LAW”), AND THIS WARRANT HAS BEEN, AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION OF THE WARRANT OR COMMON STOCK AS APPLICABLE. NO SALE OR OTHER DISPOSITION MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY (AS THAT TERM IS DEFINED BELOW) AND ITS COUNSEL, THAT THE REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND LAW, RESPECTIVELY.”

6. Assumption of Liabilities.

(a) On the Closing Date, effective immediately upon consummation of the Closing, Buyer shall assume and agree to discharge only the liabilities and obligations of Seller identified on Exhibit F hereto (the “Assumed Liabilities”).

(b) Except as set forth in this Agreement, Buyer shall not assume and shall not be liable for any liabilities and obligations of Seller or the conduct of the business by Seller of whatever nature whether presently in existence or arising hereafter, except for the Assumed Liabilities. All such liabilities and obligations not assumed by Buyer as contemplated by this Agreement, shall be retained by and remain liabilities and obligations of Seller (collectively, the “Excluded Liabilities”). Without limiting the generality of the foregoing, Buyer shall not assume and shall not be liable for any of the following liabilities or obligations of Seller: (i) any liability or obligation for taxes attributable to or imposed upon Seller or Buyer, or attributable to or imposed upon the Assets for any period (or portion thereof) ending on or prior to the applicable Closing Date, including without limitation taxes imposed upon Seller as a result of the transactions contemplated by this Agreement; (ii) all lawsuits, claims and other liabilities or obligations arising in connection with all actions, suits, claims, investigations or proceedings to the extent relating to the conduct of the business relating to the Assets by Seller prior to Closing or the ownership of the Assets by Seller prior to Closing; (iii) all liabilities or obligations relating to the employment, failure to employ or termination of employment of any individual with respect to the business relating to the Assets by Seller or relating to or under any labor agreements or employee benefit or compensation arrangements, plans, programs, policies, practices or agreements, including, without limitation, severance or accrued vacation pay, of Seller or for the benefit of employees of Seller; (iv) any liability arising under Environmental Laws (as such term is defined in Section 7(j) hereof) with respect to the conduct of the business relating to the Assets by Seller prior to Closing; (v) any indebtedness for borrowed money or otherwise of Seller; (vi) any amounts payable to Seller’s affiliates; or (vii) any workers’ compensation claims relating to employees of Seller and resulting from the employment by Seller.

7. Representations and Warranties of Seller. Each representation and warranty set forth below is qualified by the exceptions or disclosures set forth in the disclosure schedule attached hereto (with specific reference to the section of this Agreement to which the information stated in such disclosure relates) (the “Disclosure Schedule”); provided, however, if any section of the Disclosure Schedule discloses information with sufficient detail and in a way as to make its relevance to the disclosure required on another section of the Disclosure Schedule readily apparent on its face, then the applicable information will be deemed to have been disclosed in that other section of the Disclosure Schedule, notwithstanding the omission of a cross-reference in or to that other section. As of the Closing (except to the extent that any such representation or warranty is made as of a specific date, in which case such representation or warranty shall apply only as of such specified date), and subject to the Disclosure Schedule, Seller represents and warrants to Buyer as follows:

(a) Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has the full power and authority to own its properties, to carry on the Self-Protecting Digital Content Business as presently conducted and to sell and convey the Assets to Buyer.

(b) Execution and Effect of Agreement. Seller has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance of Seller’s obligations hereunder have been duly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (the “Enforceability Exceptions”). The vote or approval by the holders of the Seller’s capital stock (or rights to acquire the Seller’s capital stock) of this Agreement or the transactions contemplated by this Agreement is not required under California law, the Seller’s Articles of Incorporation or Bylaws, or any agreement or arrangement between the Company and any holder or holders of its capital stock (or rights to acquire its capital stock).

(c) No Contravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate or conflict with any provision of Seller’s Articles of Incorporation or Bylaws, (ii) except as set forth on Schedule 7(c) (with or without the giving of notice or the lapse of time or both) violate, or result in a breach of, or constitute a default under, or conflict with, or give rise to a right of termination of, or accelerate the performance required by, any of the terms of any agreement, lease, mortgage, indenture or other instrument to which the Assets are subject or otherwise involves Seller’s Self-Protecting Digital Content Business (each, a “Seller Contract”), or (iii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator, or, any law, rule or regulation applicable to Seller, nor will the same result in the creation of any Liens (as such term is defined in Section 7(d) hereof) upon any of the Assets.

(d) Title to Assets. Seller is the owner of the Assets, and, by the execution and delivery on the Closing Date of the instruments of transfer provided for herein, Buyer will be vested with good, valid and marketable title to each of the Assets, free and clear of all liens, mortgages, pledges, imperfections of title, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever (collectively, “Liens”). Except as set forth on Schedule 7(d) hereto, there are no Liens on any of the Assets as of the Closing Date.

(e) Absence of Certain Changes or Events. Since October 15, 2007, there has not been any material adverse change in the business, results of operations or financial condition of the Self-Protecting Digital Content Business (a “Material Adverse Change”), and no event has occurred or circumstance exists that is reasonably likely to result in such a Material Adverse Change; provided, however, that in no event shall any of the following constitute or be considered in determining a Material Adverse Change: (i) any change resulting from conditions affecting the industry in which the Self-Protecting Digital Content Business operates or from changes in general business or economic conditions; (ii) any change resulting from the announcement or pendency of any of the transactions contemplated by this Agreement; or (iii) any change resulting from compliance by Seller with the terms of, or the taking of any action contemplated or required by, this Agreement.

(f) Compliance with Laws. All business conduct relating, directly or indirectly, to the Assets has been conducted, and is presently being conducted, in compliance with all applicable requirements of laws, ordinances, regulations and rules and all applicable requirements of governmental bodies and agencies having jurisdiction over Seller.

(g) Financial Reports. Seller has delivered to Buyer a copy of the financial information set forth on Schedule 7(g). There are no material inaccuracies, undisclosed liabilities or discrepancies contained or reflected therein. Such financial information fairly presents in all material respects the cash flows of the Self-Protecting Digital Content Business as of the respective date of and for the periods referred to in such documents.

(h) Litigation; Consents. Except as set forth on Schedule 7(h) hereto, there is no action, suit, litigation, administrative or arbitration proceeding or formal governmental inquiry or investigation pending or threatened against Seller with respect to the Assets or the business relating to the Assets or which seeks to restrain or prohibit or otherwise challenges the execution, delivery and performance of this Agreement or the consummation, legality or validity of the transactions contemplated hereby. Seller is not in violation of any term of any judgment, decree, injunction or order entered by any court or governmental authority and outstanding against it relating to or with respect to the business relating to the Assets or any Asset. Except as set forth on Schedule 7(h) hereto, no consent, approval or authorization of or filing with any governmental authority or other third party on the part of Seller is required in connection with the execution, delivery and performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(i) Employees. There are no pending or threatened strikes, work stoppages, slowdowns, grievances or other labor disputes with respect to individuals set forth on Schedule 7(i) hereto. There are no pending or threatened complaints or charges with any federal, state or local governmental agency or court with respect to any individual set forth on Schedule 7(i) hereto alleging employment discrimination, wrongful termination, any unfair labor practice charges or any other employment-related claim. No individuals set forth on Schedule 7(i) hereto are represented by any labor organization with respect to their employment by Seller, and no group of such individuals or labor organization with respect to such individuals have made a demand for recognition or have filed a petition seeking a representation proceeding with the National Labor Relations Board within the past two years.

(j) Environmental Matters. To the Seller’s knowledge, the operations of the business relating to the Assets are in compliance in all material respects with all applicable federal, state, local or other governmental statutes, codes, rules, regulations, ordinances, decrees, orders or other requirements of law relating to the protection of human health and safety or the environment (collectively, “Environmental Laws”) and all permits issued pursuant to Environmental Laws.

(k) Taxes. For purposes of this Agreement, the term “taxes” shall mean all sales and use taxes, real and personal property taxes, gross receipts taxes, documentary transfer taxes, employment taxes, withholding taxes, unemployment insurance contributions and other taxes or governmental charges of any kind, however denominated, including any interest, penalties and additions to tax in respect thereto, under any federal, state, local, foreign or other applicable tax law. Except as set forth on Schedule 7(k) hereto, all taxes of Seller and any other person for which Buyer could bear successor liability or become a charge or Lien against the Assets for any period (or portion thereof) ending on or prior to the applicable Closing Date have been or will be paid on a timely basis. Seller has duly and timely filed (or will file prior to the applicable Closing) such returns and reports of taxes required to be filed prior to Closing, and all such returns and reports are true, correct, and complete in all material respects. There are no Liens for taxes on any of the Assets other than permitted liens. Seller has complied with all record keeping and tax reporting obligations relating to income and employment taxes due with respect to compensation paid to the Transferred Employees (as defined below). Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code. There are no pending or, to Seller’s knowledge, threatened proceedings with respect to taxes for which Buyer could bear successor liability or which could become a charge against the Assets, and there are no outstanding waivers or extensions of statutes of limitations with respect to assessments of taxes of Seller for which Buyer could bear successor liability or which could become a charge against the Assets. No agreement or arrangement regarding compensation of any Transferred Employee requires any payments which will result in the disallowance of any tax deduction for Buyer pursuant to Section 162, 404 or 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

(l) Governmental Permits and Approvals. Seller has all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities necessary or required for the conduct of the business relating to the Assets (collectively, the “Permits”). Within the past eighteen months, Seller has not received a written notice alleging a violation or probable violation or notice of revocation or other written communication from or on behalf of any governmental entity, which violation has not been corrected or otherwise settled, alleging (i) any violation of any Permit or (ii) that Seller requires any Permit not currently held by Seller.

(m) Inventory and Warranty Claims. Seller has no inventory related to the Assets. No product liability or warranty claims have been communicated in writing to Seller relating to the Self-Protecting Digital Content Business.

(n) Investment. Seller (i) understands that, as of the Closing Date, neither the Warrants nor the Warrant Shares will have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Warrants and the Warrant Shares solely for its own account and not with a view to the distribution thereof except in compliance with the Securities Act, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has had the ability and opportunity to review certain information concerning Buyer, including, without limitation, Buyer’s Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission (the “SEC”) and each other current or periodic report filed with the SEC since December 31, 2006 and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in acquiring and holding the Warrants and the Warrant Shares, (v) that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Warrants and the Warrant Shares, (vi) was at no time presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising relating to Buyer or any investment in the Warrants and the Warrant Shares and (vii) is an “accredited investor” for purposes of the Securities Act and any applicable state securities laws, or has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.

(o) Proprietary Rights. Except as set forth in the Disclosure Schedule or with respect to the Excluded Assets:

(i) Seller Registrations. The Disclosure Schedule lists all patents issued to Seller, patent applications filed by Seller, trademarks registered by Seller, copyrights registered by Seller, and applications for registration of any of the foregoing, to the extent that the foregoing are used in or necessary for the operation of Seller’s Self-Protecting Digital Content Business as of the Closing Date.

(ii) Inbound Licenses. The Disclosure Schedule lists all licenses and other agreements with third parties which grant to Seller material subject matter, including without limitation, patent rights, copyrights, trademarks and trade secrets, within Seller’s Self-Protecting Digital Content Business. To the knowledge of Seller, all such licenses and agreements are valid and subsisting, and neither Seller nor, to Seller’s knowledge, any of its employees or contractors have breached any of such licenses or other agreements, with respect to such licenses granted to Seller. Other than as described in the Disclosure Schedule, all of the inbound licenses are freely assignable by Seller without the consent of any person or other restrictions or limitations on assignment. Notwithstanding any provision of this Agreement to the contrary, Seller makes no representations or warranties with respect to licenses or IP Rights pertaining to commercial, off-the-shelf software that is readily available having an aggregate price of less than Fifty Thousand Dollars ($50,000.00) or the assignability of any such license or agreement.

(iii) Noninfringement by Seller. The Seller Products (and the Seller’s conduct of the Self-Protecting Digital Content Business) do not misappropriate trade secret rights of any third party and, to the knowledge of Seller, do not infringe any IP Rights (other than trade secret rights) of any third party and Seller knows of no claim or allegation that Seller Products or Seller’s conduct of the Self-Protecting Digital Content Business infringe or misappropriate any IP Rights of any third party. Notwithstanding any provision of this Agreement to the contrary, the only representations or warranties made by Seller in this Agreement related to infringement or misappropriation of IP Rights of any third party with respect to Seller Products, the Self-Protecting Digital Content Business or otherwise, are set forth in this Section 7(o)(iii) (Noninfringement by Seller). “Seller Products” means all versions and implementations of any of the Assets, developed by Seller, to the extent such Assets have been or are being offered, distributed or sold by Seller within the Self-Protecting Digital Content Business.

(iv) Ownership. Seller is the sole owner of the Seller IP Rights, free and clear of any security interests to secure indebtedness. Seller has not received any written notice or been the subject of any legal proceeding alleging anything to the contrary. “Seller IP Rights” means all material IP Rights listed on the schedule of Assets, together with Seller’s copyrights in the works of authorship listed on Exhibit A-1 (to the extent originally created and used by Seller within the Self-Protecting Digital Content Business). “Seller IP Rights” do not include IP Rights licensed to Seller by third parties. “IP Rights” means, collectively, all patents, patent applications, patent rights, trademark rights, trademark registrations and applications therefor, trade dress rights, rights in trade names, service mark rights, service mark registrations and applications therefor, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, domain names (URLs) and trade secret rights.

(v) Validity, Enforceability and Existence. To the knowledge of Seller (and excluding patent prosecution communications from the United States Patent and Trademark Office, or foreign counterparts): (a) the Seller IP Rights (other than patent applications or items of similar nature) are valid and enforceable; and (b) Seller has not received any written third party assertions, or verbal or written third party threats of legal action, to the contrary.

(vi) Patent Application Process. With respect to the Self-Protecting Digital Content Business, Seller has complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to patent applications filed by or on behalf of Seller and, to the knowledge of Seller, Seller has made no material misrepresentation, or to its knowledge, failed to disclose material prior art, in such applications.

(vii) Seller Conduct of the Business. No claims have been asserted or threatened against Seller (and Seller is not aware of any claims which are likely to be asserted against Seller relating to Seller IP Rights or Seller Products) by any person challenging Seller’s use, possession, manufacture, sale or distribution of Seller Products or challenging or questioning the validity or effectiveness of any material license or agreement relating to Seller IP Rights or Seller Products or alleging a violation within the Self-Protecting Digital Content Business of any person’s or entity’s privacy, personal or confidentiality rights. Seller knows of no valid basis for any claim of the type specified in the immediately preceding sentence. None of the Seller IP Rights or Seller Products is subject to any proceeding or outstanding order or decree of a court or other governmental body: (A) restricting in any manner the use, development, manufacture, marketing, licensing, sale, distribution, furnishing or disposition by Seller of any Seller Product; or (B) restricting the conduct of the Seller’s Self-Protecting Digital Content Business in order to accommodate the intellectual property rights of a third party. Subject to Section 7(o)(iii) (Noninfringement by Seller), the operation of the Seller’s current Self-Protecting Digital Content Business, the use, manufacture, marketing, license, sale, distribution or furnishing by Seller of any Seller Product, and the use or exploitation of any Seller IP Right in the Self-Protecting Digital Content Business does not violate any license or other contract between Seller and any third party, with respect to any contract provision relating to IP Rights.

(viii) Outbound Agreements. The Disclosure Schedule lists all outbound agreements with respect to which Seller is a party and pursuant to which Seller grants licenses to Seller IP or performs services using Seller IP. Seller has not granted any third party any right to reproduce, modify, offer for sale or license, distribute, market or exploit any of the Seller Products or any adaptations, translations, or derivative works based on the Seller Products or any portion thereof, within the Self-Protecting Digital Content Business. Other than as described in the Disclosure Schedule, all of the outbound agreements are freely assignable by Seller without the consent of any person or other restrictions or limitations on assignment.

(ix) Employee Matters. Each person presently or previously employed by Seller (including independent contractors, if any) has executed a confidentiality, non-disclosure and proprietary inventions assignment agreement pursuant to the form of agreement previously provided to Buyer or its representatives, which agreement without limitation acknowledges Seller’s ownership of all work product created by such employee during the course of the employment relationship, within the Self-Protecting Digital Content Business. To Seller’s knowledge, no employee (or independent contractor) within the Self-Protecting Digital Content Business is in violation of any such agreement. The Disclosure Schedule lists all employees, directors, contractors and consultants who have participated in any material way in the development of any material technological portion of the Seller Products or the Seller IP Rights.

(x) No Third Party Infringement. To Seller’s knowledge, with respect to the Self-Protecting Digital Content Business, there is no material unauthorized infringement or misappropriation of any Seller IP Rights, by any third party, including any employee, former employee or independent contractor of Seller. With respect to the Self-Protecting Digital Content Business, Seller has not entered into any agreement to indemnify any other person or business entity against any charge of infringement of any Seller IP Rights.

(xi) Trade Secrets and Confidential Information. Except as disclosed in the Disclosure Schedule, Seller has taken reasonable action customary in its industry to protect and preserve the confidentiality of all material trade secrets and other confidential information, used within the Self-Protecting Digital Content Business, not otherwise protected by patents (“Confidential Information”). Except as disclosed in the Disclosure Schedule, all disclosure by Seller within the Self-Protecting Digital Content Business to a third party, and to the knowledge of Seller, all use, disclosure or appropriation by another party pursuant to rights granted to it by Seller within the Self-Protecting Digital Content Business, of material Confidential Information owned by Seller has been pursuant to the terms of a written agreement between Seller and such third party reasonably sufficient under the circumstances to protect the secrecy of such Confidential Information.

(xii) No Exclusivity or Sublicensing. Except as set forth in the Disclosure Schedule, none of Seller’s contracts within the Self-Protecting Digital Content Business grants any third party exclusive rights in any Seller Product or service or under any Seller IP Rights, or grants any third party the right to sublicense to another, unrelated third party, the right to use application programming interfaces for, to create derivate works of, or to reproduce and distribute or sell, any Seller Product or service. Except as disclosed in the Disclosure Schedule, Seller has not transferred ownership to any third party of any Seller IP Right, or (other than in the exercise of its reasonable business judgment with respect to claims in patent applications and trade secrets) knowingly permitted Seller’s rights in such Seller IP Rights to lapse or enter the public domain.

(xiii) Source Code. Neither Seller nor any other party authorized to act on its behalf has disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow agent or other third party of, any Seller source code of any of the Assets. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or would reasonably be expected to, result in the disclosure or delivery by Seller or any other party authorized to act on its behalf to any third party of any Seller source code of any of the Assets. The Disclosure Schedule identifies each contract in effect as of the date of this Agreement, which Seller will update as of the Closing Date if necessary, pursuant to which Seller has deposited, or is required to deposit, with an escrow agent or other third party, any Seller source code of any of the Assets. The execution of this Agreement or the consummation of the transactions contemplated herein or any of the other transactions contemplated by this Agreement, in and of itself, is not reasonably expected to result in the release from escrow of any Seller source code of any of the Assets.

(xiv) No Government Funding. No government funding or facilities of a university, college, other educational institution or similar research center, was used in the development of the Seller Products or services, computer software programs or applications owned by Seller within the Self-Protecting Digital Content Business. No current or former employee, consultant or independent contractor of Seller who contributed to, the creation or development of any Seller IP Rights has performed services for the government, for a university, college or other educational institution or for a similar research center during a period of time during which such employee, consultant or independent contractor was also performing services for Seller within the Self-Protecting Digital Content Business.

(xv) Standards Bodies and Public Software. Seller has made no submission or written proposal, and is not subject to any agreement with, standard bodies or similar entities which obligate Seller to grant licenses to or otherwise impair any of the Seller IP Rights. Seller has not taken any actions that: (A) incorporate any Public Software, in whole or in part, into any Seller Product or service or any portion thereof; (B) use Public Software, in whole or in part, in the development of any part of any Seller Product or service or any portion thereof in a manner that subjects any Seller Product or service, in whole or in part, to all or part of the license obligations of any Public Software; or (C) combine or distribute any Seller Product or service with Public Software in a manner that subjects any Seller Product or service, in whole or in part, to all or part of the license obligations of any Public Software. As used herein, the term “Public Software” shall mean any software, generally available at no charge and in source code form, that is redistributed by Seller in any Seller Product, and that is subject to license terms that either: (A) create, or purport to create, obligations of the user with respect to the Seller’s Product or service or any derivative work thereof; or (B) grant, or purport to grant, to any third party any rights to or immunities under the Seller Product or Seller IP Rights, including without limitation any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from or distributed with such software be disclosed or distributed in source code form, licensed for the purpose of making derivative works, or redistributable at no charge and, by way of example, shall include software licensed under the GNU’s General Public License (GPL) or Lesser/Library GPL, the Mozilla Public License, the Netscape Public License, the Sun Community Source License, the Sun Industry Standards License, the BSD License, and the Apache License.

(xvi) Commercial Software Licenses. Notwithstanding any provision of this Agreement to the contrary, Seller makes no representations or warranties with respect to (a) any commercial software that is readily available having an aggregate price of less than Fifty Thousand Dollars ($50,000), or (b) any licenses or agreements which grant to Seller any rights to use such commercial software.

(xvii) Excluded Assets. Notwithstanding any provision of this Agreement to the contrary, Seller makes no representations or warranties with respect to any Excluded Assets.

(xviii) Self-Protecting Digital Content Business. Notwithstanding any provision contained in this Agreement to the contrary, the representations and warranties set forth in this Section 7(o) (Proprietary Rights) shall not apply with respect to any IP Rights, subject matter or business of Seller outside the Self-Protecting Digital Content Business.

(p) Conformance with Specifications. Except with respect to non-conformities that do not result in any material liability, all software developed by Seller within the Self-Protecting Digital Content Business that are included among the Assets and all Seller Products provided by or through Seller to customers conform in all material respects to applicable product specifications and to any material representations with respect to product specifications provided to customers within the Self-Protecting Digital Content Business, and, to the knowledge of Seller, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller that could reasonably be expected to give rise to any material liability relating to such product specifications or material representations with respect to such product specifications provided to customers.

(q) Testing and Security. Seller has not concealed or intentionally withheld from Buyer any material documentation relating to the testing of the Seller Products, or any plans and specifications for Seller Products currently under development by Seller; provided, however, that the foregoing shall not be construed as a representation or warranty that Seller has made available all such documentation, plans or specifications to Buyer. Seller has a policy and procedure for tracking material bugs, errors and defects of which it becomes aware in any Seller Products, and maintains a database covering the foregoing.

(r) Privacy Practices. With respect to the Self-Protecting Digital Content Business, Seller represents and warrants that Seller does not collect personally identifiable information from any third party other than employees.

(s) Disclosure. None of this Agreement, the financial information referred to in Section 7(g) (Financial Reports) (including the footnotes thereto), any Schedule, Exhibit or certificate delivered pursuant to this Agreement or any document or statement in writing which has been supplied to Buyer or its representatives by or on behalf of the Seller in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Seller that could reasonably be expected to have a Material Adverse Change which has not been set forth in this Agreement, or any Schedule, Exhibit or certificate delivered pursuant to this Agreement.

(t) Contracts. All contracts of the Seller involving the use of, or otherwise relating to, the Assets are set forth on Schedule 7(t) (Contracts). Except as set forth on Schedule 7(t) (Contracts), each contract of the Seller is in full force and effect and there exists no (i) default or event of default by the Seller or, to the knowledge of the Seller, by any other party to any contract of the Seller with respect to any material term or provision of any such contract or (ii) event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which would reasonably be expected to become a default or event of default by the Seller or, to the knowledge of the Seller, any other party thereto, with respect to any material term or provision of any such contract. Seller has not violated any of the material terms or conditions of any contract or agreement and, to the knowledge of the Seller all of the covenants to be performed by any other party thereto have not been breached in any material respects. The Seller has delivered to Buyer true and complete copies, including all amendments, of each contract involving the Assets. To Seller’s knowledge, no current or former employee, director, consultant or independent contractor hired by Seller within the Self-Protecting Digital Content Business: (A) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, nondisclosure agreement, non-competition agreement or any other contract with any other party by virtue of such employee’s, director’s, consultant’s or independent contractor’s being employed by, or performing services for, Seller within the Self-Protecting Digital Content Business; or (B) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for Seller within the Self-Protecting Digital Content Business that is subject to any contract under which such employee, director, consultant or independent contractor has assigned or otherwise granted to any third party any rights in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. Except with respect to non-conformities that do not result in any material liability, and subject to Section 7(o)(iii) (Noninfringement by Seller), all software developed by Seller within the Self-Protecting Digital Content Business that are included among the Assets, all Seller Products provided by or through Seller to customers, and the operation of the Seller’s current Self-Protecting Digital Content Business, conform in all material respects to applicable contractual commitments, including without limitation, express and applicable implied warranties.

8. Representations and Warranties of Buyer. Each representation and warranty set forth below is qualified by the exceptions or disclosures set forth in the disclosure schedule attached hereto (with specific reference to the section of this Agreement to which the information stated in such disclosure relates) (the “Buyer Disclosure Schedule”); provided, however, if any section of the Buyer Disclosure Schedule discloses information with sufficient detail and in a way as to make its relevance to the disclosure required on another section of the Buyer Disclosure Schedule readily apparent on its face, then the applicable information will be deemed to have been disclosed in that other section of the Buyer Disclosure Schedule, notwithstanding the omission of a cross-reference in or to that other section. As of the Closing (except to the extent that any such representation or warranty is made as of a specific date, in which case such representation or warranty shall apply only as of such specified date), and subject to the Buyer Disclosure Schedule, Buyer represents and warrants to Seller as follows:

(a) Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own, lease and operate its properties and carry on its business as it is now being conducted.

(b) Execution and Effect of Agreement. Buyer has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance of Buyer’s obligations hereunder have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(c) No Contravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions effected hereby will (i) violate or conflict with any provision of Buyer’s Certificate of Incorporation or Bylaws, (ii) (with or without the giving of notice or the lapse of time or both) violate, or result in a breach of, or constitute a default under, or conflict with, or give rise to a right of termination of, or accelerate the performance required by, any of the terms of any agreement, lease, mortgage, indenture or other instrument to which Buyer is a party or by which it is bound, or (iii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to Buyer.

(d) No Undisclosed Liabilities, Absence of Certain Events and Changes. Except as set forth in the Buyer Disclosure Schedule or as otherwise disclosed in Buyer SEC Reports (as defined below) required to be filed by Buyer with the SEC since September 30, 2007, neither Buyer nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute or contingent) other than those arising from operations in the ordinary course of business consistent with past practice. Since September 30, 2007, except as set forth in the Buyer Disclosure Schedule or disclosed in the Buyer SEC Reports filed with the SEC and publicly available prior to the date hereof, there has not been any event, occurrence, development or circumstances and there has been no change in or development with respect to the business, condition (financial or otherwise), assets, liabilities, properties, operations or results of operations of Buyer and its subsidiaries except events, occurrences, developments, circumstances and changes in and developments with respect to the ordinary course of business of Buyer consistent with past practice which have not had or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Buyer.

(e) Registration Statement. As of the date of this Agreement, Buyer is eligible to file a registration statement on Form S-3 with respect to the Warrant Shares to be issued pursuant to this Agreement and has taken all actions which would be required to permit sales of its securities under Rule 144 under the Securities Act.

(f) SEC Filings; Financial Statements.

(i) Buyer has made available true and correct copies to Seller of all forms, schedules, reports, prospectuses, proxy statements and documents filed by Buyer with the SEC since January 1, 2005 (the “Buyer SEC Reports”). The Buyer SEC Reports (i) at the time they were filed, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Buyer’s subsidiaries are required to file any forms, reports or other documents with the SEC.

(ii) Each of the consolidated financial statements (including, in each case, any related notes thereto) (the “Buyer Financial Statements”) contained in the Buyer SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto) and complied in all material respects with the rules and regulations of the SEC. Each of the Buyer Financial Statements fairly presents in all material respects the consolidated financial position of Buyer and its subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements do not include notes and were or are subject to normal and recurring year-end adjustments which were not or are not expected to be, individually or in the aggregate, materially adverse to Buyer and its subsidiaries taken as a whole.

(g) Capitalization. As of the date of this Agreement, the authorized capital stock of Buyer consists of 250,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares Preferred Stock, par $0.001 per share. As of November 1, 2007, 53,618,434 shares of Common Stock were issued and outstanding. All such shares of Buyer have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully-paid and nonassessable.

(h) Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Buyer, threatened against Buyer or any of its subsidiaries or any of their properties or assets before any governmental authority which (i) in any manner challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii), except as set forth in the Buyer SEC Reports filed prior to the date of this Agreement, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on Buyer.

(i) Warrant Shares. The Warrant Shares have been duly authorized, and when issued to Seller in accordance with the terms hereof and the terms of the Warrants, as the case may be, will be validly issued, fully paid and non-assessable and free of any Liens. Upon issuance, the Warrant Shares will be listed on the NASDAQ Global Select market or other comparable system then in use. The Warrants will be validly issued and free of any Liens when issued in accordance with the terms of this Agreement.

(j) Breach Representation. Buyer does not have Actual Knowledge of any breach of any of the representations and warranties or covenants or other obligations of Seller contained in this Agreement except as expressly disclosed in writing to Seller. Buyer shall be deemed to have waived in full any breach of any of Seller’s representations, warranties, covenants and obligations of which Buyer has such Actual Knowledge as of the Closing. For purposes of this paragraph, “Actual Knowledge” means the actual knowledge of a particular fact, circumstance or event by one of the following employees of Buyer: Ray Campbell, Steve Goldberg, Jeff Haslem, Mark Hollar, Mark Holloway, Vikram Koka, Lauren Landfield, Eric Rodli and Pam Sergeeff.

9. Covenants.

(a) Public Announcements. Except as in the opinion of counsel as may be required by applicable law or regulation, Seller and its affiliates shall not, without the written approval of the Buyer, issue any press releases or otherwise make any public statements with respect to this Agreement or the transactions contemplated by this Agreement, provided that Seller may, after the Closing Date, notify its stockholders, customers, accountants, attorneys, and any other persons or entities in the ordinary course of business.

(b) Notification of Certain Matters, Further Assurances. Seller shall give prompt notice to Buyer of any of the following which occurs, or of which it becomes aware, between the date of this Agreement and the Closing: (i) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default under any Seller Contract; (ii) the occurrence or existence of any fact, circumstance or event which would result in (A) any representation or warranty made by Seller in this Agreement or in any Schedule or Exhibit to this Agreement, to be materially untrue or materially inaccurate or (B) the failure of any condition precedent to either party’s obligations; and (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. The Seller shall use commercially reasonable efforts to obtain any consents, execute any documents and take such other actions as may reasonably be necessary to fulfill the objectives of this Agreement. Buyer shall give prompt notice to Seller of any of the following which occurs, or of which it becomes aware, between the date of this Agreement and the Closing: (i) the occurrence or existence of any fact, circumstance or event which would result in (A) any representation or warranty made by Buyer in this Agreement or in any Schedule, Exhibit or certificate delivered herewith, to be materially untrue or materially inaccurate or (B) the failure of any condition precedent to either party’s obligations; and (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

(c) Between the date of this Agreement and the Closing, Seller shall, except as contemplated by this Agreement:

(i) conduct its business relating to the Assets only in the ordinary course of business;

(ii) except as otherwise directed by Buyer in writing, and without making any commitment on Buyer’s behalf, use its commercially reasonable efforts to preserve intact its current business organization of the Self-Protecting Digital Content Business, keep available the services of its officers, employees and agents working in the Self-Protecting Digital Content Business and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Self-Protecting Digital Content Business;

(iii) confer with Buyer prior to implementing operational decisions of a material nature relating to the Self-Protecting Digital Content Business;

(iv) otherwise report periodically to Buyer concerning the status of its Self-Protecting Digital Content Business, if requested by Buyer;

(v) make no material changes in personnel in the Self-Protecting Digital Content Business without prior consultation with Buyer;

(vi) maintain the Assets in a state of repair and condition that is consistent with the requirements and normal conduct of the Self-Protecting Digital Content Business;

(vii) keep in full force and effect, without amendment, all material rights relating to the Assets;

(viii) comply with all legal requirements and material contractual obligations applicable to the Assets and the Self-Protecting Digital Content Business;

(ix) continue in full force and effect its insurance coverage with respect to the Assets; and

(x) maintain all books and records of Seller relating to the Assets in the ordinary course of business.

(d) Until the earlier to occur of (a) the Closing or (b) the termination of this Agreement pursuant to its terms, neither Seller nor any of Seller’s officers, directors, employees, agents or other representatives shall, directly or indirectly, (i) initiate, solicit, entertain or knowingly encourage (including by way of furnishing information regarding the Assets) any Asset Acquisition Proposal, or make any statements to third parties which may reasonably be expected to lead to any Asset Acquisition Proposal or (ii) negotiate, engage in any substantive discussions, or enter into any agreement, with any person concerning any Asset Acquisition Proposal. Seller will promptly inform Buyer in writing of any Asset Acquisition Proposal received by them and shall provide to Buyer the name of such third party and the material terms of any such Asset Acquisition Proposal. The covenants in this Section 9(d) will apply to any and all discussions in which Seller (or any employee or representative of Seller) is currently involved with third parties, and Seller shall, and shall cause its employees and representatives to, immediately terminate all such discussions. For purposes of this Agreement, “Asset Acquisition Proposal” means any proposal, inquiry or offer from any person (i) concerning the acquisition or license (other than licenses of or relating to the sale of product to customers in the ordinary course of business) of all or any portion of the Assets or (ii) the consideration or consummation of which would be reasonably likely to materially delay the consummation of the transactions contemplated by this Agreement.

(e) Each of the parties hereto hereby agrees that, subject to Section 9(a), any information obtained pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby shall be governed by the terms of the Non-Disclosure Agreement, dated August 7, 2007, between Seller and Buyer (the “NDA”).

10. Conditions Precedent to Buyer’s Obligations. The Buyer’s obligations hereunder (including, without limitation, its obligation to consummate the transactions contemplated hereby on the Closing Date and its incurrence of any indemnification obligations under Section 17(c) below) are, unless waived in writing by Buyer, subject to the satisfaction of the following conditions:

(a) (i) Each of the representations and warranties of Seller contained in Section 7 hereof that are qualified as to materiality shall be true and correct in all such respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date (except that any such representations and warranties that are made as of a specific date need to be true and correct in all such respects only as of such date), and (ii) each of the representations and warranties of Seller contained in Section 7 hereof that are not qualified as to materiality shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date (except that any such representations and warranties that are made as of a specific date need to be true and correct in all material respects only as of such date).

(b) Seller shall have obtained, in the form reasonably acceptable to Buyer, all required consents to the transactions contemplated hereby and shall have arranged for the release on or prior to the Closing Date of all Liens which encumber any of the Assets, which required consents and releases of Liens are listed on Schedule 10(b) hereto (the “Required Consents”).

(c) Since the date of this Agreement, no event (including a lawsuit filed against Seller that relates to any of the Assets) shall have occurred which has resulted in or is reasonably likely to result in a Material Adverse Change on the Self-Protecting Digital Content Business.

(d) No order of any court or other governmental or regulatory body restraining, prohibiting or enjoining the consummation of the transactions contemplated hereby shall be in effect or be threatened or sought by any governmental or regulatory body.

(e) Buyer shall have received each of the certificates, documents, agreements and other instruments set forth in Section 12(c) hereof and each of the following certificates, documents, agreements or instruments:

(i) A legal opinion of Perkins Coie LLP in substantially the form of Exhibit G hereto;

(ii) A copy of the executed employment agreement, in the form attached hereto as Exhibit H (“Employment Agreement”), between Buyer and the employee set forth on Schedule 10(e)(ii) (the “Main Employee”);

(iii) Evidence satisfactory to Buyer that the Main Employee has effectively delivered his resignation to Seller, in the form attached hereto as Exhibit I (the “Main Employee Resignation Notice”);

(iv) Copies of executed employment offer letters, in the forms attached hereto as Exhibit J (the “Offer Letters”), from the employees listed on Schedule 10(e)(iv) (the “Key Employees”); and

(v) The Key Employees have effectively delivered their resignations to Seller or terminated their consulting relationships with Seller, in the forms attached hereto as Exhibit K (the “Key Employees Resignations”).

(vi) The non-compete agreements, in the form attached hereto as Exhibit L (the “Executive Non-Competition Agreements”), with respect to the business of the Seller executed by the executives listed on Schedule 10(e)(vi);

(f) The Closing Date shall have occurred on or prior to January 1, 2008.

(g) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental or regulatory body necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

(h) Each of the covenants and obligations of the Seller to be performed at or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects and, at the Closing, the Seller shall have delivered to Buyer a certificate to that effect, executed by an executive officer of the Seller.

11. Conditions Precedent to Seller’s Obligations. The obligation of Seller to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction of the following conditions:

(a) Each of the representations and warranties of Buyer contained in Section 8 hereof that are qualified as to materiality shall be true and correct in all such respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date (except that any such representations and warranties that are made as of a specific date need to be true and correct in all such respects only as of such date), and (ii) each of the representations and warranties of Buyer contained in Section 8 hereof that are not qualified as to materiality shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date (except that any such representations and warranties that are made as of a specific date need to be true and correct in all material respects only as of such date).

(b) No order of any court or other governmental or regulatory body restraining, prohibiting or enjoining the consummation of the transactions contemplated hereby shall be in effect or be threatened or sought by any governmental or regulatory body.

(c) Seller shall have received each of the certificates, documents, agreements and other instruments set forth in Section 12(d) hereof and each of the following documents:

(i) A legal opinion of Heller Ehrman LLP in substantially the form of Exhibit M hereto; and

(ii) Buyer executes a consent to be bound by the SPDC Intellectual Property License Agreement, between Seller, Matsushita and Sony, dated March 31, 2006, as amended on October 22, 2006 and May 16, 2007.

(d) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental or regulatory body necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

(e) Each of the covenants and obligations of the Buyer to be performed at or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed and, at the Closing, the Buyer shall have delivered to Seller a certificate to that effect, executed by an executive officer of the Buyer.

(f) Since the date of this Agreement, no event shall have occurred which has resulted or is reasonably likely to result in a material adverse effect on Buyer or Buyer’s inability to satisfy its obligations to Seller under Sections 2 and 13 of this Agreement.

12. The Closing.

(a) The Closing of the sale of the Assets pursuant to this Agreement (herein referred to as the “Closing”) shall take place at the offices of Heller Ehrman LLP, Menlo Park, CA 94025, as promptly as practicable after the execution and delivery of this Agreement, but no later than two business days following the satisfaction of the conditions precedent to Buyer’s and Seller’s obligations hereunder set forth in Sections 10, 11 and 12, or at such other time and place as shall be mutually agreeable to Buyer and Seller. As used herein, the term “Closing Date” shall mean the date on which the Closing occurs.

(b) All corporate actions and proceedings to be taken and all documents to be executed and delivered by Seller in connection with the consummation of the transactions contemplated hereby, including obtaining the unanimous approval of Seller’s board of directors, shall be reasonably satisfactory in form and substance to Buyer and its counsel or shall be in the form approved by Buyer and its counsel prior to the date of this Agreement. All corporate actions and proceedings to be taken and all documents to be executed and delivered by Buyer in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller and its counsel or shall be in the form approved by Seller and its counsel prior to the date of this Agreement. All corporate actions and proceedings taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

(c) At the Closing, Seller shall deliver to Buyer the following:

(i) Such bills of sale, endorsements, assignments, and other good and sufficient instruments of transfer and conveyance to vest in Buyer good, valid and marketable title to the Assets, free and clear of all Liens, in accordance herewith, all as set forth on the Bill of Sale and Assignment and Assumption Agreement, in the form attached hereto as Exhibit N;

(ii) Recent certificates of good standing for Seller issued by the Secretary of State of California and the Franchise Tax Board of California;

(iii) An incumbency and specimen signature certificate, in a form provided by the Buyer prior to the date of this Agreement, dated as of the Closing Date, from Seller with respect to the officers of Seller executing this Agreement and any other document delivered hereunder by or on behalf of Seller;

(iv) A certificate of Seller, dated as of the Closing Date, signed by an authorized executive officer of Seller, certifying as to the matters set forth in Sections 10(a), 10(b), 10(c) and 10(d) hereof;

(v) A copy of the resolutions adopted by the board of directors of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by a duly authorized officer of Seller, as of the Closing Date; and

(vi) All required consents to the transactions contemplated hereby and releases for all Liens which encumber the Assets, all of which Required Consents are set forth on Schedule 10(b);

(vii) The non-compete agreement, in the form attached hereto as Exhibit O (the “CRI Non-Competition Agreements”), with respect to the business of the Seller executed by Seller.

(viii) A copy of the Escrow Agreement between Buyer and Seller, executed by Seller.

(ix) A copy of the technical services agreement between Buyer and Seller, executed by Seller, in the form attached hereto as Exhibit P (the “Technical Services Agreement”); and

(x) Such other documents and instruments as may be reasonably requested by Buyer or its counsel to effectuate the terms of this Agreement.

(d) At the Closing, Buyer shall deliver to Seller the following:

(i) A certificate of Buyer, in a form reasonably acceptable to Buyer, dated the Closing Date, signed by an executive officer or other authorized person of Buyer, certifying as to the matters set forth in Sections 11(a), 11(b), and 11(d) hereof;

(ii) A copy of the Technical Services Agreement between Buyer and Seller, executed by Buyer; and

(iii) Such other documents and instruments as may be reasonably requested by Seller or its counsel to effectuate the terms of this Agreement.

13. Registration Rights.

(a) Registration Procedures.

(i) Non-Contingent Warrant. Buyer shall, subject to receipt of necessary information from Seller after request from Buyer to Seller to provide such information, prepare and file with the SEC, within twenty (20) Business Days after the Closing Date, a registration statement on Form S-3 or, if Form S-3 is not available, then on Form S-1 (the “NCW Registration Statement”), to enable the resale by Seller in compliance with the Securities Act of the shares of Buyer’s Common Stock issuable upon exercise of the Non-Contingent Warrant (the “NCW Warrant Shares”); and subject to receipt of necessary information from Seller after request from Buyer to the Seller to provide such information, and subject to Section 2(a)(iv) herein, use best efforts to cause the NCW Registration Statement to become effective on or prior to the earlier of (i) ten (10) calendar days after notification by the SEC that the NCW Registration Statement will not be reviewed and (ii) the sixtieth (60th) day after the Closing Date

(the “NCW Required Effective Date”). However, so long as Buyer filed the NCW Registration Statement within twenty (20) Business Days after the Closing Date, if the NCW Registration Statement receives SEC review, then the NCW Required Effective Date will be the ninetieth (90th) calendar day after the Closing Date. Buyer shall in good faith fully respond to the SEC within six (6) business days of receipt of comments from the SEC regarding the NCW Registration Statement. Buyer shall use best efforts to prepare and file with the SEC such amendments and supplements to the NCW Registration Statement in compliance with applicable laws, and the prospectus used in connection therewith (the “NCW Prospectus”) as may be necessary to keep the NCW Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to the NCW Warrant Shares, the earlier of (A) the sixth anniversary of the Closing Date, (B) the first date following the exercise of the Non-Contingent Warrant in full in which Seller may publicly sell all then outstanding NCW Warrant Shares pursuant to Rule 144 of the Securities Act during a three (3) month period without registration, or (C) such time as all of the NCW Warrant Shares have been sold in the public market. Buyer shall also furnish to Seller with respect to the NCW Warrant Shares registered under the NCW Registration Statement such number of copies of the NCW Registration Statement and NCW Prospectus in conformity with the requirements of the Securities Act and such other documents as Seller may reasonably request, in order to facilitate the public sale or other disposition of all or any of the NCW Warrant Shares by Seller; file documents required of Buyer for blue sky clearance in states specified in writing by the Seller and use best efforts to maintain such blue sky qualifications during the period Buyer is required to maintain the effectiveness of the NCW Registration Statement, provided, however, that Buyer shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; bear all expenses in connection with the registration of the NCW Warrant Shares pursuant to the NCW Registration Statement (other than underwriting discounts or commissions, brokers’ fees and similar selling expenses and any other fees or expenses incurred by Seller, including attorneys’ fees); and advise Seller, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the NCW Registration Statement or of the initiation or threat of any proceeding for that purpose; and Buyer will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal as promptly as possible if such stop order should be issued.

(ii) Unit Warrant. Buyer shall, subject to receipt of necessary information from Seller after request from Buyer to Seller to provide such information, prepare and file with the SEC, within ten (10) Business Days after the satisfaction of the Milestone Requirement set forth in the Unit Warrant (the “UW Filing Date”), a registration statement on Form S-3 or, if Form S-3 is not available, then on Form S-1 (the “UW Registration Statement”), to enable the resale by Seller in compliance with the Securities Act of the shares of Buyer’s Common Stock issuable upon exercise of the Unit Warrant (the “UW Warrant Shares”); and subject to receipt of necessary information from Seller after request from Buyer to the Seller to provide such information, use best efforts to cause the UW Registration Statement to become effective on or prior to the earlier of (i) ten (10) calendar days after notification by the SEC that the UW Registration Statement will not be reviewed and (ii) the sixtieth (60th) day after the UW Filing Date (the “UW Required Effective Date”). However, so long as Buyer filed the UW Registration Statement within ten (10) Business Days after the UW Filing Date, if the Registration Statement receives SEC review, then the UW Required Effective Date will be the ninetieth (90th) calendar day after the UW Filing Date. Buyer shall in good faith fully respond to the SEC within six (6) business days of receipt of comments from the SEC regarding the UW Registration Statement. Buyer shall use best efforts to prepare and file with the SEC such amendments and supplements to the UW Registration Statement in compliance with applicable laws, and the prospectus used in connection therewith (the “UW Prospectus”) as may be necessary to keep the UW Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to the UW Warrant Shares, the earlier of (A) the sixth anniversary of the Closing Date, (B) the first date following the exercise of the Unit Warrant in full in which Seller may publicly sell all then outstanding UW Warrant Shares pursuant to Rule 144 of the Securities Act during a three (3) months period without registration, or (C) such time as all of the UW Warrant Shares have been sold in the public market. Buyer shall also furnish to Seller with respect to the UW Warrant Shares registered under the UW Registration Statement such number of copies of the UW Registration Statement and UW Prospectus in conformity with the requirements of the Securities Act and such other documents as Seller may reasonably request, in order to facilitate the public sale or other disposition of all or any of the UW Warrant Shares by Seller; file documents required of Buyer for blue sky clearance in states specified in writing by the Seller and use best efforts to maintain such blue sky qualifications during the period Buyer is required to maintain the effectiveness of the UW Registration Statement, provided, however, that Buyer shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; bear all expenses in connection with the registration of the UW Warrant Shares pursuant to the UW Registration Statement (other than underwriting discounts or commissions, brokers’ fees and similar selling expenses and any other fees or expenses incurred by Seller, including attorneys’ fees); and advise Seller, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the UW Registration Statement or of the initiation or threat of any proceeding for that purpose; and Buyer will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal as promptly as possible if such stop order should be issued.

(iii) Studio Warrant. Buyer shall, subject to receipt of necessary information from Seller after request from Buyer to Seller to provide such information, prepare and file with the SEC, within ten (10) Business Days after the satisfaction of the Milestone Requirement set forth in the Studio Warrant (the “SW Filing Date”), a registration statement on Form S-3 or, if Form S-3 is not available, then on Form S-1 (the “SW Registration Statement”), to enable the resale by Seller in compliance with the Securities Act of the shares of Buyer’s Common Stock issuable upon exercise of the Studio Warrant (the “SW Warrant Shares”); and subject to receipt of necessary information from Seller after request from Buyer to the Seller to provide such information, use best efforts to cause the SW Registration Statement to become effective on or prior to the earlier of (i) ten (10) calendar days after notification by the SEC that the SW Registration Statement will not be reviewed and (ii) the sixtieth (60th) day after the SW Filing Date (the “SW Required Effective Date”). However, so long as Buyer filed the SW Registration Statement within ten (10) Business Days after the SW Filing Date, if the Registration Statement receives SEC review, then the SW Required Effective Date will be the ninetieth (90th) calendar day after the SW Filing Date. Buyer shall in good faith fully respond to the SEC within six (6) business days of receipt of comments from the SEC regarding the SW Registration Statement. Buyer shall use best efforts to efforts to prepare and file with the SEC such amendments and supplements to the SW Registration Statement in compliance with applicable laws, and the prospectus used in connection therewith (the “SW Prospectus”) as may be necessary to keep the SW Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to the SW Warrant Shares, the earlier of (A) the sixth anniversary of the Closing Date, (B) the first date following the exercise of the Studio Warrant in full in which Seller may publicly sell all then outstanding SW Warrant Shares pursuant to Rule 144 of the Securities Act during a three (3) months period without registration, or (C) such time as all of the SW Warrant Shares have been sold in the public market. Buyer shall also furnish to Seller with respect to the SW Warrant Shares registered under the SW Registration Statement such number of copies of the SW Registration Statement and SW Prospectus in conformity with the requirements of the Securities Act and such other documents as Seller may reasonably request, in order to facilitate the public sale or other disposition of all or any of the SW Warrant Shares by Seller; file documents required of Buyer for blue sky clearance in states specified in writing by the Seller and use best efforts to maintain such blue sky qualifications during the period Buyer is required to maintain the effectiveness of the SW Registration Statement, provided, however, that Buyer shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; bear all expenses in connection with the registration of the SW Warrant Shares pursuant to the SW Registration Statement (other than underwriting discounts or commissions, brokers’ fees and similar selling expenses and any other fees or expenses incurred by Seller, including attorneys’ fees); and advise Seller, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the SW Registration Statement or of the initiation or threat of any proceeding for that purpose; and Buyer will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal as promptly as possible if such stop order should be issued.

(iv) Notwithstanding anything to the contrary herein, the parties acknowledge that Buyer may choose to include, at its option and solely for its convenience, the NCW Warrant Shares, the UW Warrant Shares and/or the SW Warrant Shares (collectively, the “Warrant Shares”) on a single registration statement or on a registration statement or registration statements with other similar securities.

(b) Transfer of Warrant Shares; Suspension.

(i) Seller agrees that it will not effect any disposition of the Warrant Shares, or its right to purchase the Warrant Shares, that would constitute a sale within the meaning of the Securities Act except as contemplated in the NCW Registration Statement, the UW Registration Statement and/or the SW Registration Statement (collectively, the “Registration Statements”) referred to in Section 13(a) above and as described below or as otherwise permitted by law, and that it will promptly notify Buyer of any changes in the information set forth in the Registration Statements regarding the Seller or its plan of distribution (other than changes in the number of Warrant Shares). In connection with any transfer of the Warrant Shares other than pursuant to an effective registration statement to Buyer or to an affiliate of Seller (who is an accredited investor and executes a customary representation letter), Buyer may require the transferor thereof to provide to Buyer an opinion of counsel which opinion shall be reasonably satisfactory to Buyer, to the effect that such transfer does not require registration of such transferred Warrant Shares under the Securities Act.

(ii) Except in the event that paragraph (iii) below applies, Buyer shall (A) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statements or a supplement to the related Prospectuses or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statements will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Warrant Shares being sold thereunder, such Prospectuses will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) provide Seller copies of any documents filed pursuant to this Section 13(b)(ii) as they reasonably request; and (C) inform Seller that Buyer has complied with its obligations in this Section 13(b)(ii) (or that, if Buyer has filed a post-effective amendment to the Registration Statements which has not yet been declared effective, Buyer will notify Seller to that effect, will use best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify each Investor pursuant to this Section 13(b)(ii) hereof when the amendment has become effective).

(iii) Subject to paragraph (iv) below, in the event (A) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of any Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (B) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (C) of the receipt by Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (D) of any event or circumstance which, upon the good faith judgment of Buyer’s Board of Directors based on the advice of its counsel, necessitates the making of any changes in a Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (E) there is a Valid Business Reason; then Buyer shall deliver a certificate in writing to Seller (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Seller will refrain from selling any of the Warrant Shares pursuant to the Registration Statements (a “Suspension”) until Seller’s receipt of copies of supplemented or amended Prospectuses prepared and filed by Buyer, or until it is advised in writing by Buyer that the current Prospectuses may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectuses. In the event of any Suspension, Buyer will use best efforts to cause the use of the Prospectuses so suspended to be resumed as soon as reasonably practicable, but in no event later than twenty (20) Business Days after the delivery of a Suspension Notice to Seller. For purposes of this Section 13, the terms “Valid Business Reason” means a determination by the Board of Directors of Buyer, in its good faith judgment, that the premature disclosure of certain material undisclosed information would materially interfere with any material financing, acquisition, corporate reorganization, merger or other material transaction involving Buyer.

(iv) Provided that a Suspension is not then in effect, Seller may sell the Warrant Shares under the applicable Registration Statement; provided, that it complies with the prospectus delivery requirements under the Securities Act. Upon receipt of a request therefor, Buyer has agreed to provide an adequate number of current Prospectuses to the Seller and to supply copies to any other parties requiring such Prospectuses pursuant to the Securities Act.

(c) Indemnification.

(i) For the purpose of this Section 13(c):

(A) the term “Registration Statement” shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of such Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to such Registration Statement; and

(B) the term “untrue statement” for purposes of Section 13(c) hereof shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in a Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) Buyer agrees to indemnify and hold harmless Seller and each person, if any, who controls Seller within the meaning of Section 15 of the Securities Act, and each officer and director of Seller from and against any losses, claims, damages or liabilities to which Seller (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (A) any breach of any of the representations or warranties of Buyer contained herein or failure to comply with any of the covenants and agreements of Buyer contained herein, (B) any untrue statement of a material fact contained in a Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any failure by Buyer to fulfill any undertaking included in a Registration Statement as amended at the time of effectiveness, and Buyer will reimburse Seller for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim; provided, however, that Buyer shall not be liable to Seller to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to Buyer by or on behalf of Seller specifically for use in preparation of the Registration Statement, or the failure of Seller to comply with its covenants and agreements contained in Section 13(b) hereof respecting sale of the Warrant Shares, or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Seller prior to the pertinent sale or sales by the Seller.

(iii) Seller agrees to indemnify and hold harmless Buyer (and each person, if any, who controls Buyer within the meaning of Section 15 of the Securities Act, each officer of Buyer and each director of Buyer) from and against any losses, claims, damages or liabilities to which Buyer (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (A) any failure of Seller to comply with the covenants and agreements contained in Section 13(b) hereof respecting the sale of the Warrant Shares, (B) any untrue statement of a material fact contained in a Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of Seller specifically for use in preparation of the Registration Statement, and Seller will reimburse Buyer (or such officer, director or controlling person), as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Seller’s obligations under this Section 13 shall not exceed the proceeds (net of brokers’ fees and exercise price) received by the Seller in the related sale of the Warrant Shares.

(iv) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 13(c), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 13(c) (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 13(c). Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties hereunder. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(v) If the indemnification provided for in this Section 13(c) is unavailable to or insufficient to hold harmless an indemnified person under subsection (ii) or (iii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Buyer on the one hand and Seller on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by Buyer on the one hand or Seller on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. Buyer and the Seller agree that it would not be just and equitable if contribution pursuant to this subsection (v) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (v). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (v) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(vi) The parties to the Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 13(c), and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 13(c) fairly allocate the risks in light of the ability of the parties to investigate Buyer and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 13(c), and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 13(c) and further agree not to attempt to assert any such defense.

(d) Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 13 upon the transferability of the Warrant Shares shall cease and terminate as to any particular number of the Warrant Shares when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Warrant Shares or at such time as an opinion of counsel reasonably satisfactory to Buyer shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

14. Further Assurances. Seller and Buyer shall, whenever and as often as reasonably requested to do so by the other, do, execute, acknowledge and deliver any and all such other and further acts, assignments and transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance to Buyer of the Assets, and all other transactions, contemplated hereby.

15. Labor and Employment Matters.

(a) On and after the Closing Date, all hiring and staffing decisions concerning Buyer’s employees and consultants (including those employees and consultants listed on Schedule 10(e)(ii) and Schedule 10(e)(iv), but not including any consultants retained by Seller following the Closing Date) shall be within Buyer’s sole and exclusive discretion and control. Those employees of Seller to whom Buyer shall not offer employment or who decline the employment offer of Buyer shall remain in the employ of Seller, or, at Seller’s option, may be terminated by Seller in accordance with its personnel policies and at its expense. Seller agrees that to the extent the foregoing triggers any notice obligations under the Worker Adjustment and Retraining Notification Act (WARN), Seller shall be responsible for providing, and shall be liable to any persons or entities who do not receive, any required notices. Employees of Seller who become employees of Buyer by accepting Buyer’s offer of employment (the “Transferred Employees”) shall be subject to all rules, regulations, requirements and policies applicable to new hires of Buyer.

(b) Buyer shall not assume any employment contracts of whatever nature or any obligations arising out of any employment contracts, express or implied, oral or written, individual or collective, between Seller and any of Seller’s employees. Nor shall Buyer assume any obligations arising out of any pension benefit, employee welfare benefit, bonus, deferred compensation, stock purchase, stock option, severance, fringe benefit, medical insurance, life insurance or similar plan, policy or program of Seller, whether or not covered or excluded from coverage under ERISA. Seller shall be solely responsible for complying with all of its obligations, if any, to its employees, including compliance with the provisions of ERISA, the Multi-Employer Pension Plan Amendments Act of 1980 (MPPAA), and WARN.

(c) All offers of employment by Buyer to any employee of Seller shall be conditioned on such employee terminating his or her employment with Seller on or prior to the Closing Date and waiving, to the maximum extent permitted by applicable law, all of his or her rights to make any claim or demand on Buyer or any of Buyer’s affiliates in respect of (i) any employment contracts of whatever nature or any obligations arising out of any employment contracts, express or implied, oral or written, individual or collective, between Seller and such employee and (ii) any obligations arising out of any pension benefit, employee welfare benefit, bonus, deferred compensation, stock purchase, stock option, severance, fringe benefit, medical insurance, life insurance or similar plan, policy or program of Seller, whether or not covered or excluded from coverage under ERISA.

(d) Buyer may at any time at its sole option solicit and make employment offers to any employees of Seller who are not retained by Buyer as of Closing and Seller shall not in any manner restrict such employees from accepting such employment offers.

(e) On and after the Closing Date, those employees of Seller who accept the employment offer of Buyer shall be eligible for participation under Buyer’s benefit plans and programs that are offered to Buyer’s current employees. Such employees shall not receive credit for their years of continuous service with Seller for purposes of determining participation and benefit levels under any of Buyer’s benefit plans or programs, including, without limitation, and 401(k) plan or vesting thereunder, flexible time-off or vacation benefits, bonus plans, commission plans, severance or termination benefits or any other benefit plans or programs.

(f) Seller and Buyer will (i) treat Buyer as a “successor employer” and Seller as a “predecessor,” within the meaning of Sections 3306(b)(1) and 3121(a)(1) of the Code, with respect to Transferred Employees who are employed by Buyer for purposes of taxes imposed under the United States Federal Unemployment Tax Act (“FUTA”) or the United States Federal Insurance Contributions Act (“FICA”) and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such Transferred Employee for the calendar year within which the Closing Date occurs. At the request of Buyer with respect to any particular applicable tax law relating to employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care or other similar tax other than taxes imposed under FICA and FUTA, Seller will and Buyer will (i) treat Buyer as a successor employer and Seller as a predecessor employer, within the meaning of the relevant provisions of such tax law, with respect to Transferred Employees who are employed by Buyer and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such tax law with respect to each such Transferred Employee for the calendar year within which the Closing Date occurs.

16. Survival of Representations and Warranties. Each of the representations and warranties contained herein shall survive the Closing for a period of sixteen (16) months following the Closing Date, except that (i) the representations and warranties contained in Section 7(k) Taxes shall survive until the expiration of the applicable statute of limitations and (ii) the representations and warranties contained in Section 7(o) Proprietary Rights shall survive for a period of twenty-four (24) months following the Closing Date.

17. Indemnification.

(a) Subject to the limitations set forth in Sections 17(b)-17(e), Seller agrees to indemnify and hold Buyer and its affiliates and their respective parents, stockholders, officers, directors, employees, agents, successors and assigns (each a “Buyer Indemnitee”), harmless from and against any damages, losses, liabilities, obligations, claims of any kind, interest or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), suffered, incurred or paid, directly or indirectly, as a result of, in connection with or arising out of: (i) the failure of any representation or warranty made by the Seller in Section 7 of this Agreement or in any Schedule or Exhibit to this Agreement to be true and correct in all material respects as of the Closing Date (except for such representations and warranties that are made as of a specific date, in which case such representation or warranty shall apply only as of such specified date); (ii) any breach by the Seller of any of its covenants or agreements contained herein; (iii) other than the Assumed Liabilities, any liability arising out of the ownership or operation of the Assets prior to the Closing Date to the extent that such liability results from ownership or operation of the Assets prior to the Closing Date; or (iv) any Excluded Liabilities.

(b) Notwithstanding anything in this Agreement to the contrary, in no event shall Seller’s obligations under this Section 17 (as supplemented by Section 18 and Section 19) exceed: (i) the Total Consideration in respect of any and all claims for Losses as a result of the failure of any Listed Representation (as set forth on Exhibit Q hereto) to be true and correct in all material respects as of the Closing Date (except for such representations and warranties that are made as of a specific date, in which case such representation or warranty shall apply only as of such specified date) or (ii) $6,000,000 for any and all other claims for indemnification under this Section 17 (as supplemented by Section 18 and Section 19). As used herein, “Total Consideration” shall mean $45,000,000 less: (A) up to an aggregate of $12,000,000 for (1) corporate and individual taxes attributable to the sale of the Assets and (2) attorneys’ fees and expenses paid by Seller to defend against an indemnity claim under Section 17 (as supplemented by Section 18 and Section 19) and (B) any amounts previously paid by Seller pursuant to Section 17(b)(ii) (as supplemented by Section 18 and Section 19). No person shall be entitled to recovery for Losses pursuant to Section 17(a) until the total amount of Losses exceeds $250,000 (the “Basket Amount”); provided, that to the extent the amount of Losses exceeds the Basket Amount, the Indemnified Party shall be entitled to recover the Basket Amount as well as the amount of Losses in excess of the Basket Amount. Notwithstanding anything to the contrary in this Section 17, the threshold limits imposed by this Section 17(b) shall not apply to any damages arising out of or in connection with intentional or willful breaches of this Agreement, or fraud or similar circumstances.

(c) Notwithstanding anything in this Agreement to the contrary, the rights set forth in this Section 17 (as supplemented by Section 18 and Section 19 hereof) shall provide the sole and exclusive remedy of Buyer for any and all liabilities under this Agreement except as expressly provided for in Section 13(c) herein; provided, however, that nothing herein shall prevent any party hereto from bringing an action based upon allegations of fraud or other intentional breach of this Agreement or an action seeking injunctive relief.

(d) Notwithstanding anything in this Agreement to the contrary, Seller shall have no obligation to indemnify or hold harmless Buyer Indemnitee or otherwise compensate any other party hereto for Losses with respect to lost profits, restitution, damage to reputation, diminutions in value, mental or emotional distress, exemplary, consequential, special, incidental or punitive damages.

(e) Effect of Insurance and Other Recoveries. The amount of any Losses for which indemnification is provided under this Section 17 shall be reduced by (a) any amounts recovered by the Indemnified Party or any of its affiliates from any third party, and (b) any insurance proceeds or other cash receipts or source of reimbursement received by the Indemnified Party or any of its affiliates with respect to such Losses. Buyer shall use its reasonable best efforts to mitigate the amount of any Losses.

18. Indemnification Procedure.

(a) Any and all claims for indemnification (other than claims related to a Modified Representation) by any Buyer Indemnitee pursuant to Section 17 herein, while the Escrow Fund remains in effect and available to satisfy claims for Losses pursuant to the indemnification provided for in Section 17(a), shall be made in accordance with the terms of the Escrow Agreement. All other claims for indemnification hereunder including any and all claims relating to a Modified Representation, shall be made in accordance with the terms of this Section 18(b)-(e).

(b) Within a reasonable period of time after the incurrence of any Losses by any person entitled to indemnification pursuant to Section 17 hereof (an “Indemnified Party”), including in respect of any claim by a third party described in Section 19, which might give rise to indemnification hereunder, the Indemnified Party shall deliver to the party from which indemnification is sought (the “Indemnifying Party”) a certificate (the “Loss Certificate”), which Loss Certificate shall:

(i) state that the Indemnified Party has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement;

(ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled hereunder; and

(iii) notify the Indemnifying Party that if the Indemnifying Party in good faith objects to the Loss Certificate or any portion of the Loss Certificate, the Indemnifying Party must so notify the Indemnified Party within thirty (30) days of receipt or the claim described in the Loss Certificate shall be deemed to be an Agreed Claim that the Indemnifying Party shall be required to pay under this Agreement.

(c) In the event that the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Loss Certificate, the Indemnifying Party shall, within thirty (30) days after receipt by the Indemnifying Party of such Loss Certificate, deliver to the Indemnified Party a notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the thirty (30) day period beginning on the date of receipt by the Indemnified Party of such objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then either the Indemnified Party or the Indemnifying Party may submit such dispute to a court of competent jurisdiction.

(d) Claims for Losses specified in any Loss Certificate to which an Indemnifying Party shall not object in writing within thirty (30) days of receipt of such Loss Certificate, claims for Losses covered by a memorandum of agreement of the nature described in Section 18(c), claims for Losses the validity and amount of which shall have been the subject of a final judicial determination, or shall have been settled with the consent of the Indemnifying Party, as described in Section 18, are hereinafter referred to, collectively, as “Agreed Claims.” Within ten (10) days of the determination of the amount of any Agreed Claims (the “Agreed Claim Payment Date”), the Agreed Claim (i) in the case of the indemnification obligations of the Seller, shall be paid from the Escrow Fund pursuant to the Escrow Agreement (or paid from such other sources as otherwise provided in the following sentence), subject to Section 17 above, and (ii) in the case of the indemnification obligations of the Buyer, shall be paid in cash or such other means as may then be agreed to among Buyer and the applicable Seller Indemnitee, subject to Section 17 above. Notwithstanding anything to the contrary herein, in the case of the indemnification obligations of the Seller, the Indemnifying Party shall have the right, in its sole discretion, to satisfy the amount of any Agreed Claim by paying the Indemnified Party (1) with an amount from the Escrow Fund, if then available to satisfy such Agreed Claim; provided, however, that if an amount from the Escrow Fund is not then available to satisfy such Agreed Claim, the Indemnifying Party may satisfy the amount of such Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated by the Indemnified Party in a notice to the Indemnifying Party not less than two (2) business days prior to such payment.

(e) All claims made against and paid out of the Escrow Fund to Buyer Indemnitees shall be made and paid in accordance herewith and with the terms of the Escrow Agreement.

19. Third Party Claims. If a claim by a third party is made against any Indemnified Party, and if such Indemnified Party intends to seek indemnity with respect thereto under Section 17, such Indemnified Party shall promptly notify the Indemnifying Party of such claims; provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall have thirty (30) days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof and the Indemnified Party shall cooperate with it in connection therewith; provided, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party and (ii) the Indemnifying Party shall promptly be entitled to assume the defense of such action only to the extent the Indemnifying Party acknowledges its indemnity obligation; provided, further, that the Indemnifying Party shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party if (i) the Indemnified Party has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party or (ii) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim. Any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (x) the Indemnifying Party shall have failed, within a reasonable time after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (y) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, or (z) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party the assertion of which would be adverse to the interests of the Indemnified Party. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such claim unless the Indemnifying Party shall have consented to such payment or settlement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party’s notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the consent of the Indemnified Party, which consent shall not be unreasonably withheld, enter into any settlement that is not entirely indemnifiable by the Indemnifying Party pursuant to this Agreement and does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment. The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any claim, including making available records relating to such claim and furnishing, without expense to the Indemnifying Party and/or its counsel, such employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witnesses in any proceeding relating to such claim.

20. Notices. Any notices or communications required or permitted hereunder shall be sufficiently given if in writing and personally delivered, telecopied or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight courier service, addressed as follows or to such other address as any party shall have specified in conformity with the foregoing:

(a)	If to Buyer, to:

Macrovision Corporation
1830 De La Cruz Boulevard
Santa Clara, California 95050
Attention: General Counsel
Telecopy No.: (408) 567-1807

with a copy to:

Heller Ehrman LLP
275 Middlefield Road
Menlo Park, California 94025
Attention: Jon E. Gavenman
Telecopy No.: (650) 324-0638

(b)	If to Seller, to:

Cryptography Research, Inc.
575 Market Street. 11th Floor
San Francisco, CA 94105
Attention: Paul Kocher
Telecopy No.: (415) 397-0127

with a copy to:

Perkins Coie
101 Jefferson Drive
Menlo Park, CA 94025
Attention: Buddy Arnheim
Telecopy No.: (650) 838-4350

21. Entire Agreement. This Agreement, including the Exhibits, Schedules and Certificates hereto and the NDA, represent the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, including that certain letter of intent, dated October 15, 2007, between Seller and Buyer. This Agreement cannot be amended, supplemented or changed, nor can any provision hereof be waived, except by a written instrument signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

22. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Except as set forth in the first paragraph of this Agreement, no assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the other parties and any attempted assignment without the required consent shall be void. Notwithstanding the foregoing, the parties hereby agree and acknowledge that, in connection with a transfer of a Warrant to a third party in accordance with the terms and conditions of such Warrant, Seller may transfer the associated rights and obligations set forth in Section 13 hereto related to such Warrant to the third party acquiring the Warrant, provided that (a) the transfer of the Warrant is made in full compliance with the terms of the Warrant, (b) the third party transferee agrees in writing with the Company to be bound by the terms, conditions and obligations of Section 13 of this Agreement.

23. Section Headings. The Section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

24. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California, without regard to the principles thereof relating to conflict of laws.

25. Expenses. Subject to Section 3 and Section 13 hereof, each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby.

26. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

27. Counterparts. This Agreement may be executed in one or more counterparts, confirmed by facsimile signatures transmitted by telephone or PDF formatted signatures transmitted by electronic mail, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

28. Termination. This Agreement may be terminated and the sale of Assets contemplated hereby may be abandoned at any time prior to the Closing Date by either party if the sale of Assets has not been consummated by January 1, 2008.

[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first written above.

MACROVISION CORPORATION

By:	/s/ James Budge
	Name:	James Budge
	Title:	Chief Financial Officer

MACROVISION INTERNATIONAL HOLDING LIMITED PARTNERSHIP

By:	/s/ Stephen Yu
	Name:	Stephen Yu
	Title:	Director

CRYPTOGRAPHY RESEARCH, INC.

By:	/s/ Paul Kucher
	Name:	Paul Kucher
	Title:	President